Exhibit 10.2

FIRST AMENDMENT TO FEE AGREEMENT

FIRST AMENDMENT TO FEE AGREEMENT, dated as of November 6, 2018 (this “Amendment”), by and among CITIBANK, N.A., a national banking association (together with its successors and/or assigns, “Buyer”) and TRMT CB LENDER LLC, a Delaware limited liability company (“Seller”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (defined below) or the Fee Agreement (defined below).

RECITALS

WHEREAS, Seller and Buyer have entered into that certain Master Repurchase Agreement, dated as of February 9, 2018 (as such agreement may be amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Seller and Buyer entered into that certain Fee Agreement dated as of February 9, 2018 (as the same may be amended, supplemented or otherwise modified from time to time, the “Fee Agreement”); and

WHEREAS, Seller and Buyer wish to amend the Fee Agreement as more particularly set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

SECTION 1.        Amendment to Fee Agreement.  The Fee Agreement is hereby modified as of the date hereof as follows:

(a)           The following definitions are hereby added to Section 1 of the Fee Agreement:

““First Amendment Date” shall mean November 6, 2018.”

““Supplemental Upfront Fee” shall mean an amount equal to $298,175.18.”

(b)           The following definition in Section 1 of the Fee Agreement is hereby deleted in its entirety with the version below substituted therefor.

“Facility Amount” shall mean $135,000,000.

(c)           The following is hereby added as Section 8 of the Fee Agreement:

“Section 8.  Supplemental Upfront Fee.”

“On the First Amendment Date, Seller shall pay to Buyer the Supplemental Upfront Fee.”

SECTION 2.        Omnibus Amendment to Transaction Documents.  Any references to the Fee Agreement in the Transaction Documents shall hereinafter refer to the Fee Agreement as modified by this Amendment.

SECTION 3.        Conditions Precedent.  This Amendment and its provisions shall become effective on the first date on which the following condition precedent is satisfied: execution and delivery of this Amendment by a duly authorized officer of each of Seller and Buyer.

SECTION 4.        Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 5.        GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD OTHERWISE DIRECT APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

Seller:

TRMT CB LENDER LLC, a Delaware limited liability company

By:	/s/ G. Douglas Lanois
Name:	G. Douglas Lanois
Title:	Chief Financial Officer and Treasurer

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Buyer:

CITIBANK, N.A.

By:	/s/ Richard B. Schlenger
Name: Richard B. Schlenger
Title: Authorized Signatory